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                                                                    EXHIBIT 10.2






               INITIAL PUBLIC OFFERING AND DISTRIBUTION AGREEMENT,

                           DATED AS OF MARCH 28, 2000,

                                 BY AND BETWEEN

                                CABOT CORPORATION

                                       AND

                       CABOT MICROELECTRONICS CORPORATION

                                                                    Exhibit 10.2

                                TABLE OF CONTENTS

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1. DEFINITIONS                                                                                             2

2. THE INITIAL PUBLIC OFFERING AND THE DISTRIBUTION                                                        9
            2.1. THE INITIAL PUBLIC OFFERING                                                               9
            2.2. THE DISTRIBUTION                                                                          9
            2.3. CERTAIN STOCKHOLDER MATTERS                                                               9
            2.4. PRIOR RELATIONSHIP                                                                       10
            2.5. FURTHER ASSURANCES REGARDING THE DISTRIBUTION                                            10
            2.6. ABANDONMENT OF THE DISTRIBUTION                                                          11

3. EXPENSES 11
            3.1. GENERAL                                                                                  11
            3.2. CERTAIN EXPENSES RELATING TO THE INITIAL PUBLIC OFFERING AND THE SEPARATION              11
            3.3. CERTAIN EXPENSES RELATING TO THE DISTRIBUTION                                            11

4. CERTAIN COVENANTS                                                                                      12
            4.1. FINANCIAL AND OTHER INFORMATION                                                          12
            4.2. OTHER COVENANTS                                                                          19
            4.3. COVENANTS REGARDING THE INCURRENCE OF INDEBTEDNESS                                       21

5. INDEMNIFICATION                                                                                        22
            5.1. INDEMNIFICATION BY CMC                                                                   22
            5.2. INDEMNIFICATION BY CABOT                                                                 23
            5.3. OTHER LIABILITIES                                                                        24
            5.4. TAX EFFECTS OF INDEMNIFICATION                                                           24
            5.5. EFFECT OF INSURANCE UPON INDEMNIFICATION                                                 25
            5.6. PROCEDURE FOR INDEMNIFICATION INVOLVING THIRD-PARTY CLAIMS                               25
            5.7. PROCEDURE FOR INDEMNIFICATION NOT INVOLVING THIRD-PARTY CLAIMS                           27
            5.8. EXCLUSIVE REMEDIES                                                                       27

6. MISCELLANEOUS                                                                                          28
            6.1. DISPUTE RESOLUTION                                                                       28
            6.2. SURVIVAL                                                                                 28
            6.3. COMPLETE AGREEMENT                                                                       28
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
            6.4. AUTHORITY                                                                                28
            6.5. GOVERNING LAW                                                                            28
            6.6. CONSENT TO EXCLUSIVE JURISDICTION                                                        29
            6.7. NOTICES                                                                                  29
            6.8. AMENDMENT AND MODIFICATION                                                               30
            6.9. BINDING EFFECT; ASSIGNMENT                                                               30
            6.10. THIRD PARTY BENEFICIARIES                                                               31
            6.11. COUNTERPARTS                                                                            31
            6.12. WAIVER                                                                                  31
            6.13. SEVERABILITY                                                                            31
            6.14. REMEDIES                                                                                32
            6.15. PERFORMANCE                                                                             32
            6.16. REFERENCES; CONSTRUCTION                                                                32


EXHIBITS

Agreements Subject to Section 4.2(e)                                                                Exhibit A
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               INITIAL PUBLIC OFFERING AND DISTRIBUTION AGREEMENT

                  This INITIAL PUBLIC OFFERING AND DISTRIBUTION AGREEMENT (the
"Agreement") is made and entered into as of March 28, 2000, by and between Cabot
Corporation, a Delaware corporation ("Cabot"), and Cabot Microelectronics
Corporation, a Delaware corporation and a wholly owned subsidiary of Cabot
("CMC"). Certain capitalized terms used herein are defined in Section 1 of this Agreement.

                                    RECITALS

                  WHEREAS, the Board of Directors of Cabot has determined that it would be in the best interests of Cabot and its stockholders to completely separate the MMD Business from Cabot;

                  WHEREAS, Cabot has caused CMC to be incorporated in order to effect such separation;

                  WHEREAS, Cabot and CMC have previously entered into the Master
Separation Agreement and the Ancillary Agreements (other than this Agreement), each effective as of March 28, 2000, pursuant to which Cabot has contributed and transferred to CMC, and CMC has received and assumed, the assets and liabilities then associated with the MMD Business as described therein;

                  WHEREAS, Cabot and CMC intend that the Contribution qualify either as a tax-free reorganization under Section 368(a)(1)(D) of the Code or as a tax-free transfer of assets under Section 351 of the Code;

                  WHEREAS, Cabot currently owns all of the issued and outstanding CMC Common Stock;

                  WHEREAS, CMC has previously filed the IPO Registration
Statement with the SEC but it has not yet become effective;

                  WHEREAS, the parties currently contemplate that, reasonably promptly following the execution of this Agreement, CMC shall consummate the Initial Public Offering;

                  WHEREAS, immediately following the consummation of the Initial
Public Offering, Cabot shall own approximately 82.6%of the outstanding shares of CMC Common Stock (or approximately 80.5% if the underwriters exercise their over-allotment option in full in accordance with the Underwriting Agreement);

                  WHEREAS, Cabot currently intends to divest itself of its entire ownership of CMC within twelve months following the closing of the Initial Public Offering by


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distributing in the Distribution all of its shares of CMC Common Stock to the holders of Cabot Common Stock;

                  WHEREAS, Cabot currently expects to accomplish the Distribution by means of a spin-off;

                  WHEREAS, Cabot and CMC intend that the Distribution will be tax-free to Cabot and its stockholders under Section 355 of the Code;

                  WHEREAS, the parties intend in this Agreement to set forth the principal arrangements between them regarding the Initial Public Offering and the Distribution; and

                  WHEREAS, the parties hereto have determined that in order to accomplish the objectives of the Initial Public Offering and the Distribution and to facilitate the consummation thereof, it is necessary and desirable to restructure certain intercompany relationships, allocate certain liabilities and provide for certain indemnification, all as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.       DEFINITIONS.

                  "Abandonment Notice" has the meaning set forth in Section 2.6.

                  "Active Trade or Business" means the active conduct of the trade or business (as defined in Section 355(b)(2) of the Code and the regulations thereunder) conducted by CMC immediately prior to the applicable
Distribution Date.

                  "Affiliate" means a CMC Affiliate or a Cabot Affiliate, as the case may be.

                  "Agreement" has the meaning set forth in the Preamble.

                  "Ancillary Agreements" has the meaning ascribed to such term in the Master Separation Agreement.

                  "Annual Financial Statements" has the meaning set forth in
Section 4.1(a)(vi).


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                  "Below the Threshold Action" has the meaning set forth in
Section 4.2(c).

                  "Business" means the CMC Business or the Cabot Business, as the case may be.

                  "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions located in the State of Illinois are authorized or obligated by law or executive order to close.

                  "Cabot Affiliate" means a Person that, after giving effect to the Distribution, directly or indirectly through one or more intermediaries, is Controlled by Cabot.

                  "Cabot Annual Statements" has the meaning set forth in Section
4.1(b)(ii).

                  "Cabot Business" means any business or operations of Cabot or any Cabot Affiliates other than the CMC Business.

                  "Cabot Common Stock" means the Common Stock, par value $1.00 per share, of Cabot.

                  "Cabot Disclosure Portions" means all material set forth in, or incorporated by reference into, either the IPO Registration Statement or the Distribution Registration Statement, as applicable, to the extent relating exclusively to (i) Cabot and the Cabot Affiliates (excluding CMC and the CMC
Affiliates), (ii) the Cabot Business, (iii) Cabot's intentions with respect to the Distribution or (iv) the terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution.

                  "Cabot Public Filings" has the meaning set forth in Section
4.1(a)(xiii).

                  "Cabot Transfer Agent" means Boston EquiServe, L.P., in its capacity as the transfer agent and registrar for the Cabot Common Stock.

                  "Cabot's Auditors" has the meaning set forth in Section
4.1(c)(ii).

                  "Claim" has the meaning set forth in Section 5.7.

                  "CMC Affiliate" means a Person that, after giving effect to the Distribution, directly or indirectly through one or more intermediaries, is Controlled by, or is under common Control with CMC.

                  "CMC Business" means any business or operations of CMC or any CMC Affiliates, including, in all cases, any predecessor entities (including, without limitation,


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the MMD Business).

                  "CMC Capital Stock" means all classes or series of capital stock of CMC.

                  "CMC Common Stock" means the Common Stock, par value $.001 per share, of CMC.

                  "CMC Indebtedness" has the meaning set forth in Section 4.3.

                  "CMC Public Filings" has the meaning set forth in Section
4.1(a)(ix).

                  "CMC Transfer Agent" means Boston EquiServe, L.P., in its capacity as the transfer agent and registrar for the CMC Common Stock.

                  "CMC's Auditors" has the meaning set forth in Section
4.1(b)(i).

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with the rules and regulations promulgated thereunder.

                  "Contribution" means the transfer of certain assets by Cabot to CMC (and the assumption by CMC of certain liabilities) as contemplated by the Master Separation Agreement.

                  "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "D Reorganization" means a transaction qualifying as a reorganization under Section 368(a)(1)(D) of the Code.

                  "Disputes" has the meaning set forth in Section 7.1.

                  "Dispute Notice" means written notice of any dispute between Cabot and CMC arising out of or relating to this Agreement, which shall set forth, in reasonable detail, the nature of the dispute.

                  "Distribution" means the distribution of CMC Common Stock by Cabot in one or more transactions occurring after the Initial Public Offering that collectively have the effect that all shares of CMC Common Stock held by Cabot are distributed to Cabot stockholders, whenever such transaction(s) shall occur.

                  "Distribution Date" means any date or dates, as the case may be, determined by Cabot, in its sole and absolute discretion, to be a date on which shares of CMC Common Stock held by Cabot are distributed in connection with the Distribution.

                  "Distribution Registration Statement" means any and all registration


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statements, information statements or other documents filed by any party with the SEC in connection with any transaction constituting part of the Distribution, in each case as supplemented or amended from time to time.

                  "Employee Benefit Plan Issuance" shall have the meaning set forth in Section 4.2(d).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, together with the rules and regulations promulgated thereunder.

                  "GAAP" means generally accepted accounting principles, consistently applied.

                  "Indemnifying Party" means a Person that is obligated to provide indemnification under this Agreement.

                  "Indemnitee" means a Person that is entitled to seek indemnification under this Agreement.

                  "Indemnity Payment" means an amount that an Indemnifying Party is required to pay to an Indemnitee under this Agreement.

                  "Initial Public Offering" means the initial public offering by CMC of shares of CMC Common Stock as contemplated by the IPO Registration
Statement.

                  "Insurance Proceeds" means the payment received by an insured from an insurance carrier or paid by an insurance carrier on behalf of the insured, net of any applicable premium adjustment and tax effect.

                  "IPO Registration Statement" means the Registration Statement on Form S-1, Registration No. 333-95093, of CMC, as supplemented and amended from time to time.

                  "IRS" means Internal Revenue Service of the U.S. Department of
Treasury or any successor agency.

                  "Losses" means all losses, liabilities, claims, obligations, demands, judgments, damages, dues, penalties, assessments, fines (civil or criminal), costs, liens, expenses, forfeitures, settlements, or fees, reasonable attorneys' fees and court costs, of any nature or kind, whether or not the same would properly be reflected on a balance sheet, and "Loss" means any of these.

                  "Master Separation Agreement" means the Master Separation
Agreement by and between Cabot and CMC, dated as of March 28, 2000, as amended from time to time.


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                  "MMD Business" has the meaning ascribed to such term in the
Master Separation Agreement.

                  "Notice" means any notice, request, claim, demand, or other communication under this Agreement.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Pre-Distribution Period" means the period of time from the date hereof until the completion of the Distribution.

                  "Quarterly Financial Statements" has the meaning set forth in
Section 4.1(a)(v).

                  "Regulation S-K" means Regulation S-K of the General Rules and
Regulations promulgated by the SEC.

                  "Regulation S-X" means Regulation S-X of the General Rules and
Regulations promulgated by the SEC.

                  "Representative" means, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants or attorneys.

                  "Request" has the meaning set forth in Section 5.7.

                  "Rights Plan" means the Agreement by and between CMC and BankBoston N.A., as Rights Agent, as amended from time to time.

                  "SEC" means the United States Securities and Exchange
Commission or any successor agency.

                  "Section 4.2(d) Per Share Fair Market Value" means, as of any date of determination, (i) with respect to any share of CMC Common Stock or any other share of CMC Capital Stock quoted on the Nasdaq National Market or any other stock exchange or inter-dealer or other quotation system, the average of the closing prices of CMC Common Stock or such other CMC Capital stock on the Nasdaq National Market or such other stock exchange or inter-dealer or other quotation system during the sixty (60) trading days immediately preceding such date of determination (it being understood and agreed that if any class of CMC
Common Stock or CMC Capital Stock is traded and/or quoted on more than one stock exchange or inter-dealer or other quotation system, the calculation to be made pursuant to this clause (i) shall be based upon the closing prices of such class of CMC Common Stock or CMC Capital Stock on the stock exchange or inter-


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dealer or other quotation system which had the greatest average daily trading volume in shares of such class during the relevant sixty (60) trading day period), and (ii) with respect to any share of CMC Capital Stock that is not publicly traded, the per share fair market value as determined by a nationally recognized investment banking firm mutually agreed by CMC and Cabot in their reasonable discretion.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, together with the rules and regulations promulgated thereunder.

                  "Separate Counsel" has the meaning set forth in Section
5.6(b).

                  "Service Agent" means (i) for Cabot, The Corporation Trust
Company, with offices on the date hereof at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801; and (ii) for CMC, The Corporation Trust
Company, with offices on the date hereof at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

                  "Subsequent Tax Opinion/Ruling" means either (i) an opinion of counsel selected by Cabot, in its sole and absolute discretion, confirming, in form and substance reasonably satisfactory to Cabot, that, as a consequence of the consummation of a subsequent transaction, no income, gain or loss for U.S.
federal income tax purposes will be recognized by Cabot, the stockholders or former stockholders of Cabot, or any Cabot Affiliate with respect to the Distribution, or (ii) an IRS private letter ruling to the same effect.

                  "Subsidiary" means with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries Controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote with respect to the election of members to the board of directors or similar governing body; provided, however, that for the purposes of this Agreement, neither CMC nor any of the Subsidiaries of CMC shall be deemed to be Subsidiaries of Cabot or of any of the Subsidiaries of Cabot.

                  "Tax" or "Taxes" has the meaning set forth in the Tax Sharing
Agreement.

                  "Tax Control" means, with respect to CMC, ownership of CMC
Capital Stock which constitutes at least 80% of both (i) the total combined voting power of all outstanding shares of Voting Stock of CMC and (ii) each class and series of CMC Capital Stock other than Voting Stock of CMC.

                  "Tax Counsel" means the law firm of Fried, Frank, Harris, Shriver & Jacobson.

                  "Tax-Free Status of the Distribution" means the nonrecognition of taxable gain or loss for U.S. federal income tax purposes to Cabot, Cabot
Affiliates and Cabot's stockholders in connection with the Distribution.


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
                  "Tax Opinions/Rulings" means the opinions of Tax Counsel and the rulings by the IRS deliverable to Cabot in connection with the Contribution and the Distribution.

                  "Tax-Related Losses" means (i) all federal, state and local
Taxes (including interest and penalties thereon) imposed pursuant to any settlement, final determination, judgment or otherwise; (ii) all accounting, legal and other professional fees, and court costs incurred in connection with such taxes; and (iii) all costs and expenses that may result from adverse tax consequences to Cabot payable by Cabot or Cabot Affiliates.

                  "Tax Sharing Agreement" means the Tax Sharing Agreement between Cabot and CMC, dated March 28, 2000.

                  "Third-Party Claim" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person other than Cabot or any Cabot Affiliate or CMC or any CMC Affiliate which gives rise to a right of indemnification hereunder.

                  "Underwriting Agreement" means the Underwriting Agreement between CMC and the underwriters relating to the Initial Public Offering, as amended from time to time.

                  "Value" means with respect to any trade or business (or portion thereof), the fair market value of the assets constituting such trade or business, less the current liabilities associated with such trade or business, in each case determined as of the applicable Distribution Date.

                  "Voting Stock" means with respect to any Person, all classes and series of the capital stock of such Person entitled to vote generally in the election of directors.

2.       THE INITIAL PUBLIC OFFERING AND THE DISTRIBUTION.

                  2.1. THE INITIAL PUBLIC OFFERING. CMC shall consult with, and cooperate in all respects with, Cabot in connection with the pricing of the CMC
Common Stock to be offered in the Initial Public Offering and shall, at Cabot's direction, promptly take any and all actions necessary or desirable to consummate the Initial Public Offering as contemplated by the IPO Registration
Statement and the Underwriting Agreement.

                  2.2. THE DISTRIBUTION. Cabot currently intends, following the consummation of the Initial Public


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
Offering, to complete the Distribution within six to twelve months of the date of a letter ruling from the IRS confirming that the Distribution is tax-free to
Cabot. Cabot intends to complete the Distribution through means of a spin-off.
Cabot shall, in its sole and absolute discretion, determine whether to proceed with all or part of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Cabot may at any time and from time to time until the completion of the Distribution modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the
Distribution. CMC shall cooperate with Cabot in all respects to accomplish the
Distribution and shall, at Cabot's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of CMC Common Stock on an appropriate registration form or forms to be designated by Cabot. Cabot shall select any investment banker(s) and manager(s) in connection with the
Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for Cabot; provided that nothing herein shall prohibit
CMC from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

                  2.3. CERTAIN STOCKHOLDER MATTERS. From and after the distribution of CMC Common Stock in connection with any transaction(s) included as part of the Distribution and until such CMC Common Stock is duly transferred in accordance with applicable law, CMC shall regard the Persons receiving CMC
Common Stock in such transaction(s) as record holders of CMC Common Stock in accordance with the terms of such transaction(s) without requiring any action on the part of such Persons. CMC agrees that, subject to any transfers of such stock, (a) each such holder shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, the shares of CMC Common Stock then held by such holder and (b) each such holder shall be entitled, without any action on the part of such holder, to receive one or more certificates representing, or other evidence of ownership of, the shares of CMC Common Stock then held by such holder. Cabot shall cooperate, and shall instruct the Cabot Transfer Agent to cooperate, with CMC and the CMC Transfer Agent, and CMC shall cooperate, and shall instruct the CMC
Transfer Agent to cooperate, with Cabot and the Cabot Transfer Agent, in connection with all aspects of the Distribution and all other matters relating to the issuance and delivery of certificates representing, or other evidence of ownership of, the shares of CMC Common Stock distributed to the holders of Cabot
Common Stock in connection with any transaction(s) included as part of the Distribution. Following the Distribution, Cabot shall instruct the Cabot
Transfer Agent to deliver to the CMC Transfer Agent true, correct and complete copies of the stock and transfer records reflecting the holders of Cabot Common
Stock receiving shares of CMC Common Stock in connection with any transaction(s) included as part of the Distribution.


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                  2.4. PRIOR RELATIONSHIP. CMC, with respect to CMC and all of the CMC Affiliates, and Cabot, with respect to Cabot and all of the Cabot
Affiliates, agree to take all commercially reasonable action to discontinue their respective uses as promptly as is commercially reasonable of any printed material that indicates an ownership or other relationship between or among
Cabot and CMC or any of their respective Affiliates that has changed as a result of the Initial Public Offering, the Distribution or any other transactions contemplated hereby; provided that this Section 2.4 shall not prohibit the use of printed material containing appropriate and accurate references to such relationship.

                  2.5. FURTHER ASSURANCES REGARDING THE DISTRIBUTION. In addition to the actions specifically provided for elsewhere in this Agreement, CMC shall, at Cabot's direction, use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things commercially reasonably necessary, proper or expeditious under applicable laws, regulations and agreements in order to consummate and make effective the Distribution as promptly as reasonably practicable. Without limiting the generality of the foregoing, CMC shall, at Cabot's direction, cooperate with Cabot, and execute and deliver, or use all commercially reasonable efforts to cause to have executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any domestic or foreign governmental or regulatory authority requested by Cabot in order to consummate and make effective the Distribution.

                  2.6. ABANDONMENT OF THE DISTRIBUTION. The parties expressly acknowledge and agree that Cabot is not obligated in any respect to proceed with or complete the Distribution and that Cabot may, in its sole and absolute discretion, at any time abandon its plans to proceed with or complete the Distribution. In the event that Cabot so determines that it no longer intends to proceed with or complete the Distribution, Cabot shall provide to CMC a written notification of such determination (an "Abandonment Notice"). Effective as of the date of the Abandonment Notice, (a) provided that no Distribution Date has yet occurred, Sections 4.2 and 4.3 of this Agreement shall terminate, become null and void and have no further force and effect (it being expressly understood and agreed by the parties that such Sections shall remain in full force and effect in the event that a Distribution Date has occurred on or prior to the date of the Abandonment Notice) and (b) Cabot's rights, and CMC's obligations, set forth in the Registration Rights Agreement shall immediately become effective.

3.       EXPENSES.


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
                  3.1. GENERAL. Except as otherwise provided in this Agreement, the Master Separation Agreement, any of the other Ancillary Agreements or any other agreement between the parties relating to the Contribution, the Initial
Public Offering or the Distribution, all costs and expenses of either party hereto in connection with the Contribution, the Initial Public Offering and the
Distribution shall be paid by the party that incurs such costs and expenses.

                  3.2. CERTAIN EXPENSES RELATING TO THE INITIAL PUBLIC OFFERING
AND THE SEPARATION. CMC shall be liable for all costs, fees and expenses relating to the Initial Public Offering. CMC shall also be liable for all costs, fees and expenses relating to the transfer of Assets from Cabot and the Relevant
Cabot Subsidiaries to CMC and the assumption by CMC of the Assumed Liabilities, all in accordance with the Master Separation Agreement (as all such capitalized terms (except for the Master Separation Agreement, are defined in the Master
Separation Agreement)).

                  3.3. CERTAIN EXPENSES RELATING TO THE DISTRIBUTION. Cabot shall liable for all costs, fees and expenses relating to the Distribution;
provided that CMC shall be responsible for the payment of (a) the costs, fees and expenses of all of CMC's financial, legal, accounting and other advisors incurred in connection with the Distribution and (b) any internal fees, costs and expenses incurred by CMC or any CMC Affiliate in connection with the Distribution.

4.       CERTAIN COVENANTS.

                  4.1.     FINANCIAL AND OTHER INFORMATION.

                  (a) CMC Financial Information. CMC agrees that, for so long as Cabot is required to consolidate CMC's results of operations and financial position or to account for its investment in CMC under the equity method of accounting (determined in accordance with generally accepted accounting principles consistently applied):

                           (i) CMC shall, and shall cause each of its
                  Subsidiaries to, maintain a system of internal accounting controls that will provide reasonable assurance that: (A)
                  CMC's and such Subsidiaries' books, records


                                     - 11 -

                  and accounts fairly reflect all transactions and dispositions of assets and (B) the specific objectives of accounting control are achieved.

                           (ii) CMC shall, and shall cause each of its
                  Subsidiaries to, maintain a fiscal year which commences on October 1 and ends on September 30 of each calendar year.

                           (iii) CMC shall deliver to Cabot all schedules
                  consistent with Cabot's corporate closing requirements and in a time consistent with Cabot's corporate closing schedule.

                           (iv) As soon as practicable, and in any event within
                  35 days after the end of each of the first three fiscal quarters in each fiscal year of CMC and no later than five days before CMC intends to file its Quarterly Financial Statements (as defined below) with the SEC, CMC shall deliver to Cabot drafts of (A) the consolidated financial statements of CMC and its Subsidiaries (and notes thereto) for such periods and for the period from the beginning of the current fiscal year to the end of such quarter, setting forth in each case in comparative form for each such fiscal quarter of CMC the consolidated figures (and notes thereto) for the corresponding quarter and periods of the previous fiscal year and all in reasonable detail and prepared in accordance with
                  Article 10 of Regulation S-X, and (B) a discussion and analysis by management of CMC's and its Subsidiaries' financial condition and results of operations for such fiscal period, including, without limitation, an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(b) of Regulation S-K. The information set forth in (A) and (B) above is herein referred to as the "Quarterly Financial Statements." No later than the earlier of (x) two Business Days prior to the date CMC publicly files the Quarterly Financial Statements with the SEC or otherwise makes such Quarterly Financial Statements publicly available or (y) two Business Days prior to the date on which Cabot has notified CMC that it intends to file its quarterly financial statements with the SEC, CMC shall deliver to Cabot the final form of the Quarterly Financial Statements certified by the chief financial officer of CMC as presenting fairly, in all material respects, the financial condition and results of operations of CMC and its Subsidiaries; provided that CMC may continue to revise such Quarterly Financial Statements prior to the filing thereof in order to make corrections and changes which corrections and changes shall be delivered by CMC to Cabot as soon as practicable, and in any event within eight hours thereafter; and, provided, further, that Cabot and CMC financial representatives shall actively consult with each other regarding any changes (whether or not substantive) which CMC may consider making to its Quarterly Financial Statements and related disclosures during the three Business Days immediately prior to any anticipated filing with the SEC, and CMC shall obtain Cabot's consent prior to making any change to CMC's Quarterly Financial Statements or related disclosures which would have an effect upon Cabot's financial statements or related disclosures. In addition to the foregoing, no Quarterly Financial Statement or any other document which refers, or contains information with respect, to the ownership of CMC by Cabot, the separation of CMC from Cabot or the Distribution shall be filed with the SEC or otherwise made public by CMC or any of its Subsidiaries without the prior written consent of Cabot.

                           (v) CMC shall deliver to Cabot as soon as
                  practicable, and in any event within 45 days after the end of each fiscal year of CMC and no later than 10 days before CMC intends to file its Annual Financial Statements (as defined below) with the SEC, (A) drafts of the consolidated financial statements of CMC (and notes thereto) for such year, setting forth in each case in comparative form the consolidated figures (and notes thereto) for the previous fiscal year and all in reasonable detail and prepared in accordance with Regulation S-X and (B) a discussion and analysis by management of CMC's and its Subsidiaries' financial condition and results of operations for such year, including, without limitation, an explanation of any material adverse change, all in reasonable detail and prepared in accordance with Item 303(a) of Regulation S-K. The information set forth in (A) and (B) above is herein referred to as the "Annual Financial Statements." CMC shall deliver to Cabot all revisions to such drafts as soon as any such revisions are prepared or made. No later than the earlier of (1) five Business Days prior to the date CMC publicly files the Annual Financial Statements with the SEC or otherwise makes such Annual Financial Statements publicly available or (2) five Business Days prior to the date on which Cabot has notified CMC that it intends to file its annual financial statements with the SEC, CMC shall deliver to Cabot the final form of the Annual Financial Statements certified by the chief financial officer of CMC as presenting fairly, in all material respects, the financial condition and results of operations of CMC and its Subsidiaries; provided that CMC may continue to revise such Annual Financial Statements prior to the filing thereof in order to make corrections and changes which corrections and changes shall be delivered by CMC to Cabot as soon as practicable, and in any event within eight hours thereafter; and, provided, further, that Cabot and CMC financial representatives shall actively consult with each other regarding any changes (whether or not substantive) which CMC may consider making to its Annual Financial Statements and related disclosures during the three Business Days immediately prior to any anticipated filing with the SEC, and CMC shall obtain Cabot's consent prior to making any change to CMC's Annual Financial Statements or related disclosures which would have an effect upon Cabot's financial statements or related disclosures. In addition to the foregoing, no Annual Financial Statement or any other document which refers, or contains information with respect, to the ownership of CMC by Cabot, the separation of CMC from Cabot or the Distribution shall be filed with the SEC or otherwise made public by CMC or any of its Subsidiaries without the prior written consent of Cabot. In any event, CMC shall deliver to Cabot, no later than 70 days after the end of each fiscal year of CMC, the final form of the Annual Financial Statements accompanied by an opinion thereon by CMC's independent certified public accountants.

                           (vi) CMC shall deliver to Cabot all Quarterly and
                  Annual Financial Statements of each Subsidiary of CMC which is itself required to file financial statements with the SEC or otherwise make such financial statements publicly available, with such financial statements to be provided in the same manner and detail and on the same time schedule as those financial statements of CMC required to be delivered to Cabot pursuant to this Section 4.1.

                           (vii) All information provided by CMC or any of its
                  Subsidiaries to Cabot pursuant to Sections 4.1(a)(iii) through
                  (vii) inclusive shall be consistent in terms of format and detail and otherwise with the procedures in effect on the date hereof with respect to the provision of such financial information by the CMC Business and/or CMC and its Subsidiaries, as applicable, to Cabot (and, where appropriate, as presently presented in financial reports to Cabot's Board of Directors), with such changes therein as may be requested by Cabot from time to time consistent with changes in reporting by sectors and Subsidiaries of Cabot.

                           (viii) CMC and each of its Subsidiaries which files
                  information with the SEC shall deliver to Cabot: (A) as soon as the same are prepared, substantially final drafts of: (x) all reports, notices and proxy and information statements to be sent or made available by CMC or any of its Subsidiaries to their security holders, (y) all regular, periodic and other reports to be filed under Sections 13, 14 and 15 of the Exchange Act (including Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders), and (z) all registration statements and prospectuses to be filed by CMC or any of its Subsidiaries with the SEC or any securities exchange pursuant to the listed company manual (or similar requirements) of such exchange (collectively, the documents identified in clauses
                  (x), (y) and (z) are referred to herein as "CMC Public Filings"), and (B) as soon as practicable, but in no event later than five Business Days prior to the date the same are printed, sent or filed, whichever is earliest, final copies of all such CMC Public Filings; provided that CMC may continue to revise such CMC Public Filings prior to the filing thereof in order to make corrections and changes which corrections and changes shall be delivered by CMC to Cabot as soon as practicable, and in any event within four hours thereafter; and, provided, further, that Cabot and CMC financial representatives shall actively consult with each other regarding any changes (whether or not substantive) which CMC may consider making to any of its CMC Public Filings and related disclosures prior to any anticipated filing with the SEC, and CMC shall obtain Cabot's consent prior to making any change to its CMC Public Filings or related disclosures which would have an effect upon Cabot's financial statements or related disclosures. In addition to the foregoing, no CMC Public Filings or any other document which refers, or contains information with respect, to the ownership of CMC by Cabot, the separation of CMC from Cabot or the Distribution shall be filed with the SEC or otherwise made public by CMC or any of its Subsidiaries without the prior written consent of Cabot.

                           (ix) CMC shall, as promptly as practicable, deliver
                  to Cabot copies of all annual and other budgets and financial projections (consistent in terms of format and detail and otherwise with the procedures in effect on the date hereof) relating to CMC or any of its Subsidiaries and shall provide Cabot an opportunity to meet with management of CMC to discuss such budgets and projections.

                           (x) With reasonable promptness, CMC shall deliver to
                  Cabot such additional financial and other information and data with respect to CMC and its Subsidiaries and their business, properties, financial positions, results of operations and prospects as from time to time may be reasonably requested by Cabot.

                           (xi) Prior to issuance, CMC shall deliver to Cabot
                  copies of substantially final drafts of all press releases and other statements to be made available by CMC or any of its Subsidiaries to employees of CMC or any of its Subsidiaries or to the public concerning material developments in the business, properties, earnings, results of operations, financial condition or prospects of CMC or any of its Subsidiaries or the relationship between (A) CMC or any of its Subsidiaries and (B) Cabot or any of its Affiliates. In addition, prior to the issuance of any such press release or public statement, CMC shall consult with Cabot regarding any changes (other than typographical or other similar minor changes) to such substantially final drafts. Immediately following the issuance thereof, CMC shall deliver to Cabot copies of final drafts of all press releases and other public statements.

                  CMC and Cabot will consult with each other as to the timing of their annual and quarterly earnings releases and will give each other an opportunity to review the information therein relating to CMC and its Subsidiaries and to comment thereon.

                           (xii) CMC shall cooperate fully, and cause its
                  accountants to cooperate, with Cabot to the extent reasonably requested by Cabot in the preparation of Cabot's public earnings releases, quarterly reports on Form 10-Q, Annual Reports to Shareholders, Annual Reports on Form 10-K, any Current Reports on Form 8-K and any other proxy, information and registration statements, reports, notices, prospectuses and any other filings made by Cabot with the SEC, any national securities exchange or otherwise made publicly available (collectively, "Cabot Public Filings"). CMC agrees to provide to Cabot all information that Cabot reasonably requests in connection with any Cabot Public Filings or that, in the judgment of Cabot's legal staff, is required to be disclosed or incorporated by reference therein under any law, rule or regulation. Such information shall be provided by CMC in a timely manner on the dates reasonably requested by Cabot (which may be earlier than the dates on which CMC otherwise would be required hereunder to have such information available) to enable Cabot to prepare, print and release all Cabot Public Filings on such dates as Cabot shall determine. CMC shall cause its accountants to consent to any reference to them as experts in any Cabot Public Filings required under any law, rule or regulation. If and to the extent reasonably requested by Cabot, CMC shall diligently and promptly review all drafts of such Cabot Public Filings and prepare in a diligent and timely fashion any portion of such Cabot Public Filing pertaining to CMC. Prior to any printing or public release of any Cabot Public Filing, an appropriate executive officer of CMC shall, if requested by Cabot, certify that the information relating to CMC, any CMC Affiliate or the CMC Business in such Cabot Public Filing is accurate, true and correct in all material respects. Unless required by law, rule or regulation, CMC shall not publicly release any financial or other information which conflicts with the information with respect to CMC, any CMC Affiliate or the CMC Business that is included in any Cabot Public Filing without Cabot's prior written consent. Prior to the release or filing thereof, Cabot shall provide CMC with a draft of any portion of a Cabot Public Filing containing information relating to CMC and its Subsidiaries and shall give CMC an opportunity to review such information and comment thereon; provided that Cabot shall determine in its sole discretion the final form and content of all Cabot Public Filings.

                  (b) Cabot shall cooperate fully, and cause its accountants to cooperate fully, with CMC to the extent reasonably requested by CMC in the preparation of any

CMC Public Filings. Cabot agrees to provide to CMC all information that CMC reasonably requests in connection with any CMC Public Filings or that, in the judgment of CMC's legal staff, is required to be disclosed or incorporated by reference therein under any law, rule or regulation. Such information shall be provided by Cabot in a timely manner on the dates reasonably requested by CMC (which may be earlier than the dates on which Cabot otherwise would be required hereunder to have such information available) to enable CMC to prepare, print and release all CMC Public Filings on such dates as CMC shall determine. Cabot shall cause its accountants to consent to any reference to them as experts in any CMC Public Filings required under any law, rule or regulation. If and to the extent reasonably requested by CMC, Cabot shall diligently and promptly review all drafts of such CMC Public Filings and prepare in a diligent and timely fashion any portion of such CMC Public Filing pertaining to Cabot. Prior to any printing or public release of any CMC Public Filing, an appropriate executive officer of Cabot shall, if requested by CMC, certify that the information relating to Cabot, any Cabot Affiliate or any of their respective businesses in such CMC Public Filing is accurate, true and correct in all material respects. Unless required by law, rule or regulation, Cabot shall not publicly release any financial or other information which conflicts with the information with respect to Cabot, any Cabot Affiliate or any of their respective businesses that is included in any CMC Public Filing without CMC's prior written consent. Prior to the release or filing thereof, CMC shall provide Cabot with a draft of any portion of a CMC Public Filing containing information relating to Cabot and its Subsidiaries and shall give Cabot an opportunity to review such information and comment thereon; provided that CMC shall determine in its sole discretion the final form and content of all CMC Public Filings.

                  (c) Auditors and Audits; Annual Statements and Accounting. CMC agrees that, for so long as Cabot is required to consolidate CMC's results of operations and financial position or to account for its investment in CMC under the equity method of accounting (in accordance with generally accepted accounting principles):

                           (i) CMC shall not select a different accounting firm
                  than PricewaterhouseCoopers, LLP to serve as its (and its Subsidiaries') independent certified public accountants ("CMC's Auditors") without Cabot's prior written consent (which shall not be unreasonably withheld).

                           (ii) CMC shall use its reasonable best efforts to
                  enable the CMC's Auditors to complete their audit such that they will date their opinion on CMC's audited annual financial statements on the same date that Cabot's independent certified public accountants ("Cabot's Auditors") date their opinion on Cabot's audited annual financial statements (the "Cabot Annual Statements"), and to enable Cabot to meet its timetable for the printing, filing and public dissemination of the Cabot Annual Statements.

                           (iii) CMC shall provide to Cabot on a timely basis
                  all information
                  that Cabot reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of the Cabot Annual Statements. Without limiting the generality of the foregoing, CMC will provide all required financial information with respect to CMC and its Subsidiaries to CMC's Auditors in a sufficient and reasonable time and in sufficient detail to permit CMC's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Cabot's Auditors with respect to information to be included or contained in the Cabot Annual Statements.

                           (iv) CMC shall authorize CMC's Auditors to make
                  available to Cabot's Auditors both the personnel who performed or are performing the annual audit of CMC and work papers related to the annual audit of CMC, in all cases within a reasonable time prior to CMC's Auditors' opinion date, so that Cabot's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of CMC's Auditors as it relates to Cabot's Auditors' report on Cabot's statements, all within sufficient time to enable Cabot to meet its timetable for the printing, filing and public dissemination of the Cabot Annual Statements.

                           (v) CMC shall provide Cabot's internal auditors
                  access to CMC's and its Subsidiaries, books and records so that Cabot may conduct reasonable audits relating to the financial statements provided by CMC pursuant hereto as well as to the internal accounting controls and operations of CMC and its Subsidiaries.

                           (vi) CMC shall give Cabot as much prior notice as
                  reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the date hereof. CMC will consult with Cabot and, if requested by Cabot, CMC will consult with Cabot's independent public accountants with respect thereto. CMC will not make any such determination or changes without Cabot's prior written consent if such a determination or a change would be sufficiently material to be required to be disclosed in CMC's financial statements as filed with the SEC or otherwise publicly disclosed therein.

                           (vii) Notwithstanding clause (vi) above, CMC shall
                  make any changes in its accounting estimates or accounting principles that are requested by Cabot in order for CMC's accounting estimates and principles to be consistent with those of Cabot.

Nothing in this Section 4.1 shall require CMC to violate any agreement with any of its customers regarding the confidentiality of commercially sensitive information relating to that customer or its business; provided that in the event that CMC is required under this Section 4.1 to disclose any such information, CMC shall use all commercially reasonable efforts to seek to obtain such customer's consent to the disclosure of such information.

                  4.2. OTHER COVENANTS. CMC hereby covenants and agrees that, for so long as Cabot beneficially owns at least 50% of the outstanding shares of CMC Common Stock:

                  (a) CMC shall not, without the prior written consent of Cabot (which it may withhold in its sole and absolute discretion), take, or cause to be taken, directly or indirectly, any action, including making or failing to make any election under the law of any state, which has the effect, directly or indirectly, of restricting or limiting the ability of Cabot to freely sell, transfer, assign, pledge or otherwise dispose of shares of CMC Common Stock or, other than as provided in the Rights Plan, would restrict or limit the rights of any transferee of Cabot as a holder of CMC Common Stock. Without limiting the generality of the foregoing, CMC shall not, without the prior written consent of Cabot (which it may withhold in its sole and absolute discretion), (i) amend, supplement, restate, modify or alter the Rights Plan or any successor stockholder rights plan in any manner that would result in (A) the ownership of CMC Common Stock by Cabot causing the rights thereunder to detach or become exercisable and/or (B) Cabot and its transferees not being entitled to the same rights thereunder as other holders of CMC Common Stock or (ii) take any action, or take any action to recommend to its stockholders any action, which would among other things, limit the legal rights of, or deny any benefit to, Cabot as a CMC stockholder in a manner not applicable to CMC stockholders generally.

                  (b) CMC shall not, without the prior written consent of Cabot (which it may withhold in its sole and absolute discretion), issue any shares of CMC Capital Stock or any rights, warrants or options to acquire CMC Capital Stock (including, without limitation, securities convertible or exchangeable for CMC Capital Stock), if after giving effect to such issuances and considering all of the shares of CMC Capital Stock acquirable pursuant to such rights, warrants and options to be outstanding on the date of such issuance (whether or not then exercisable), Cabot would own less than 80.5% of the then outstanding shares of CMC Common Stock.

                  (c) Subject to Section 4.2(d), if Cabot determines in its sole discretion that CMC has taken, is taking or will or will likely undertake any action, including, without limitation, the issuance or distribution of any equity securities, that has or will or will likely result in Cabot owning less than 80.5% of the then outstanding shares of CMC Capital Stock (a "Below the Threshold Action"), (i) CMC shall, at Cabot's option, (x) upon notice from Cabot immediately seek to reverse any such action already taken, cease any such action being taken or not take any future action, as the case may be, in each case to the satisfaction of Cabot or (y) issue or otherwise distribute to Cabot, at no cost to Cabot, additional equity securities such that, after the consummation of any such action Cabot will again or will continue to (as the case may be) own not less than 80.5% of the then outstanding shares of CMC Capital Stock, or (ii) Cabot shall have the right to purchase shares of CMC Capital Stock on the open market or from third parties sufficient to ensure that after the consummation of any such action Cabot will again or will continue to (as the case may be) own not less than 80.5% of the then outstanding shares of CMC Capital Stock, and CMC shall promptly reimburse Cabot for the purchase price of such shares of CMC Capital Stock, together with all fees, commissions and other expenses incurred by Cabot in making such purchase.

                  (d) If Cabot determines in its sole discretion that CMC has taken, is taking or will or will likely undertake a Below the Threshold Action after the second anniversary of the closing date of the Initial Public Offering consisting solely of, or solely as a result of, the issuance of CMC Common Stock under CMC's 2000 Equity Incentive Plan or CMC's Employee Stock Purchase Plan as such plans are in effect on such closing date (an "Employee Benefit Plan Issuance"), (i) CMC shall have no obligation to comply with Section 4.2(c)(i)(x), (ii) any additional equity securities of CMC required to be issued or otherwise distributed by CMC to Cabot in accordance with Section 4.2(c)(i)(y) shall be issued to Cabot at a price per share equal to the Section 4.2(d) Per Share Fair Market Value and (iii) CMC shall have no obligation to reimburse Cabot for purchases by Cabot of CMC Capital Stock on the open market or from third parties in accordance with Section 4.2(c)(ii), provided that this Section 4.2(d) shall be of no force and effect and Section 4.2(c) shall continue to apply to any Below the Threshold Action if Cabot determines, in its reasonable discretion, that (x) the Below the Threshold Action is not solely attributable to an Employee Benefit Plan Issuance or (y) it cannot in good faith determine whether the Below the Threshold Action is solely attributable to an Employee Benefit Plan Issuance.

                  (e) To the extent that Cabot is a party to any contracts or agreements that provide that certain actions of Cabot's Subsidiaries may result in Cabot being in breach of or in default under such agreements and Cabot has advised CMC of the existence, and has furnished CMC with copies, of such contracts or agreements (or the relevant portions thereof), CMC shall not take any actions that reasonably could result in Cabot being in breach of or in default under any such contract or agreement. As of the date hereof, the contracts and agreements (or relevant portions thereof) applicable to this covenant are set forth on Exhibit A attached hereto. CMC hereby acknowledges and agrees that Cabot has furnished it with copies of each contract or agreement (or the relevant portion thereof) listed on Exhibit A. The parties acknowledge and agree that, after the date hereof, Cabot may in good faith (and not solely with the intention of imposing restrictions on CMC pursuant to this covenant) enter into additional contracts or agreements that provide that certain actions of Cabot's Subsidiaries may result in Cabot being in breach of or in default under such agreements. In such event, Exhibit A shall be deemed to be automatically amended to reflect the addition of any other contracts or agreements (or relevant portions thereof) of which Cabot advises CMC after the date hereof in accordance with this Section 4.2(e). CMC agrees to keep confidential and not to disclose any information provided to it pursuant to this Section 4.2(e).

                  4.3.     COVENANTS REGARDING THE INCURRENCE OF INDEBTEDNESS.

                  (a) CMC hereby covenants and agrees that, for so long as Cabot continues to beneficially own at least 50% of the outstanding shares of CMC Common Stock, CMC shall not, and shall not permit any of its Subsidiaries to, without Cabot's prior written consent (which it may withhold in its sole and absolute discretion), create, incur, assume or suffer to exist any CMC Indebtedness in excess of an aggregate of $50,000,000 outstanding at any time.

                  (b) In order to implement this Section 4.3, CMC shall notify Cabot in writing at least 15 Business Days prior to the time it or any of its Subsidiaries contemplates incurring any CMC Indebtedness or agreeing to acquire Control of an Acquisition Target of its intention to do so and shall either (i) demonstrate to Cabot's satisfaction that this Section 4.3 shall not be violated by such proposed additional CMC Indebtedness or acquisition or (ii) obtain Cabot's prior written consent to such proposed additional CMC Indebtedness or acquisition. Any such written notification from CMC to Cabot shall include documentation of any existing CMC Indebtedness and estimated CMC Indebtedness after giving effect to such proposed incurrence of additional CMC Indebtedness or acquisition and, if delivered in connection with any transaction(s) involving an Acquisition Target, (A) documentation of the Acquisition Target's Target Indebtedness, (B) calculations of the Acquisition Target's FFO to Debt Ratio and
(C) calculations of compliance with this Section 4.3, including the Adjusted CMC Indebtedness, if applicable. Cabot shall have the right to verify the accuracy of such information and CMC shall cooperate fully with Cabot in such effort (including, without limitation, by providing Cabot with access to the working papers and underlying documentation related to any calculations used in determining such information).

                  (c) For purposes of this Section 4.3, the following terms shall have the following meanings:

                  "CMC Indebtedness" means the sum of (i) the aggregate principal amount of total liabilities (whether long-term or short-term) for borrowed money (including capitalized leases) of CMC and its Subsidiaries, as determined for purposes of its consolidated financial statements prepared in accordance with GAAP, and (ii) the aggregate amount attributable to all factoring or securitization of receivables and other financial assets by CMC and its Subsidiaries.

5.       INDEMNIFICATION.

                  5.1. INDEMNIFICATION BY CMC. Subject to Section 5.3, CMC shall indemnify, defend and hold harmless Cabot, all Cabot Affiliates and each of their respective directors, officers and employees (in their capacities as such), from and against:

                  (a) all Losses relating to, arising out of, or due to, directly or indirectly, any breach by CMC or any CMC Affiliate of any of the provisions of this Agreement;

                  (b) all Losses relating to, arising out of, or due to, directly or indirectly, any incorrect, inaccurate or incomplete financial and other information provided by CMC or any CMC Affiliate to Cabot pursuant to
Section 4.1 of this Agreement;

                  (c) all Losses relating to, arising out of, or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the IPO Registration Statement or the omission or alleged omission to state (whether pursuant to direct statement or incorporation by reference) in the IPO Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading other than with respect to the Cabot Disclosure Portions; and

                  (d) all Losses relating to, arising out of, or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Distribution Registration Statement or the omission or alleged omission to state (whether pursuant to direct statement or incorporation by reference) in the Distribution Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading other than with respect to the Cabot Disclosure Portions.

                  5.2. INDEMNIFICATION BY CABOT. Subject to Section 5.3, Cabot shall indemnify, defend, and hold harmless CMC, all CMC Affiliates, and each of their respective directors, officers and employees (in their capacities as such), from and against:

                  (a) all Losses relating to, arising out of, or due to, directly or indirectly, any breach by Cabot or any Cabot Affiliate of any of the provisions of this Agreement;

                  (b) all Losses relating to, arising out of, or due to, directly or indirectly, any incorrect, inaccurate or incomplete financial and other information provided by Cabot or any Cabot Affiliate to CMC pursuant to
Section 4.1 of this Agreement;

                  (c) all Losses relating to, arising out of, or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Cabot Disclosure Portions of the IPO Registration Statement or the omission or alleged omission to state (whether pursuant to direct statement or incorporation by reference) in the Cabot Disclosure Portions of the IPO Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                  (d) all Losses relating to, arising out of, or due to any untrue statement or alleged untrue statement of a material fact contained in, or incorporated by reference into, the Cabot Disclosure Portions of the Distribution Registration Statement or the omission or alleged omission to state (whether pursuant to direct statement or incorporation by reference) in the Cabot Disclosure Portions of the Distribution Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  5.3.     OTHER LIABILITIES.

                  (a) Except as provided in Section 5.4, this Section 5 shall not be applicable to any Tax-Related Losses, which shall be governed by the Tax Sharing Agreement.

                  (b) This Section 5 shall not be applicable to any Losses relating to, arising out of, or due to any breach of the provisions of any other contract, agreement or understanding between Cabot or any Cabot Affiliate and CMC or any CMC Affiliate, including, without limitation, the Master Separation Agreement, the Tax Sharing Agreement and any of the other Ancillary Agreements, which Losses shall be governed by the terms of such contract, agreement or understanding.

                  5.4.     TAX EFFECTS OF INDEMNIFICATION.

                  (a) Any indemnification payment made under this Agreement shall be characterized for tax purposes as if such payment were made immediately prior to the latest Distribution Date, and shall therefore be treated, to the extent permitted by law, as either (i) a distribution from CMC to Cabot or (ii) a capital contribution from Cabot to CMC.

                  (b) The amount of any Loss for which indemnification is provided under this Agreement shall be (i) increased to take account of net Tax cost, if any, incurred by the Indemnitee arising from the receipt or accrual of an Indemnity Payment hereunder (grossed up for such increase) and (ii) reduced to take account of net Tax benefit, if any, realized by the Indemnitee arising from incurring or paying such Loss. In computing the amount of any such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any Indemnity Payment hereunder or incurring or paying any indemnified Loss. Any Indemnity Payment hereunder shall initially be made without regard to this Section 5.4 and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Indemnitee has actually realized such cost or benefit. For purposes of this Agreement, an Indemnitee shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnitee is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnitee would be required to pay but for the receipt or accrual of the Indemnity Payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the Indemnity's liability for Taxes, and payments between Cabot and CMC to reflect such adjustment shall be made if necessary.

                  5.5. EFFECT OF INSURANCE UPON INDEMNIFICATION. The amount which an Indemnifying Party is required to pay to any Indemnitee pursuant to this Section 5 shall be reduced (including retroactively) by any Insurance Proceeds and other amounts actually recovered by such Indemnitee in reduction of the related Loss, it being understood and agreed that each of CMC and Cabot shall use commercially reasonable efforts to collect any such proceeds or other amounts to which it or any of its Affiliates is entitled, without regard to whether it is the Indemnifying Party hereunder. No Indemnitee shall be required, however, to collect any such proceeds or other amounts prior to being entitled to indemnification from an Indemnifying Party hereunder. If an Indemnitee receives an Indemnity Payment in respect of a Loss and subsequently receives Insurance Proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party an amount equal to the difference between (a) the sum of the amount of such Indemnity Payment and the amount of such Insurance Proceeds or other amounts actually received and (b) the amount of such Loss, in each case adjusted (at such time as appropriate adjustment can be determined) to reflect any premium adjustment attributable to such claim.

                  5.6.     PROCEDURE FOR INDEMNIFICATION INVOLVING THIRD-PARTY
                           CLAIMS.

                  (a) Notice of Claim. If any Indemnitee receives notice of the assertion of any Third-Party Claim with respect to which an Indemnifying Party is obligated under this Agreement to provide indemnification, such Indemnitee shall give such Indemnifying Party notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section shall not relieve any Indemnifying Party of its obligations under this Section 5, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

                  (b) Obligation of Indemnifying Party. An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably acceptable to the Indemnitee), may elect to defend any Third-Party Claim. If an Indemnifying Party elects to defend a Third-Party Claim, then, within ten Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party Claim so requires), such Indemnifying Party shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third-Party Claim. Such Indemnifying Party shall pay such Indemnitee's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such Indemnifying Party shall keep the Indemnitee reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Section 5 for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than those expenses referred to in the preceding sentence; provided, however, that such Indemnitee shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("Separate Counsel"), to represent such Indemnitee in any action or group of related actions (which firm or firms shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnitee's reasonable judgment at any time, either a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, or there may be defenses available to such Indemnitee which are different from or in addition to those available to such Indemnifying Party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any Third-Party Claim (even if against multiple Indemnitees)) and
(ii) each of such Indemnifying Party and such Indemnitee shall have the right to conduct its own defense in respect of such claim. If an Indemnifying Party elects not to defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Section 5 within the period of ten Business Days described above, the Indemnitee may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); provided, however, that no such Indemnitee may compromise or settle any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim or (ii) settle or compromise any Third-Party Claim in any manner that would be reasonably likely to have a material adverse effect on the Indemnitee.

                  (c) Joint Defense of Certain Claims. Notwithstanding the provisions of Section 5.6(b), Cabot and CMC shall jointly control the defense of, and cooperate with each other with respect to defending, any Third-Party Claim with respect to which each party is claiming that it is entitled to indemnification under Section 5.1 or 5.2. If either Cabot or CMC fails to defend jointly any such Third-Party Claim, the other party shall solely defend such Third-Party Claim and the party failing to defend jointly shall use all commercially reasonable efforts to cooperate with the other party in its defense of such Third-Party Claim; provided, however, that neither party may compromise or settle any such Third-Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. All costs and expenses of either party in connection with, and during the course of, the joint control of the defense of any such Third-Party Claim shall be initially paid by the party that incurs such costs and expenses. Such costs and expenses shall be reallocated and reimbursed in accordance with the respective indemnification obligations of the parties at the conclusion of the defense of such Third-Party Claim.

                  5.7. PROCEDURE FOR INDEMNIFICATION NOT INVOLVING THIRD-PARTY CLAIMS. If any Indemnitee desires to assert against an Indemnifying Party any claim for indemnification under this Section 5 other than a Third-Party Claim (a "Claim"), the Indemnitee shall deliver to the Indemnifying Party notice of its demand for satisfaction of such Claim (a "Request"), specifying in reasonable detail the amount of such Claim and the basis for asserting such Claim. Within 30 days after the Indemnifying Party has been given a Request, the Indemnifying Party shall either (i) satisfy the Claim requested to be satisfied in such Request by delivering to the Indemnitee payment by wire transfer or a certified or bank cashier's check payable to the Indemnified Party in immediately available funds in an amount equal to the amount of such Claim, or (ii) notify the Indemnitee that the Indemnifying Party contests such Claim by delivering to the Indemnitee a Dispute Notice, stating that the Indemnifying Party objects to such Claim and specifying in reasonable detail the basis for contesting such Claim. Any dispute described in clause (ii) of this Section 5.7 shall be subject to the provisions of Section 6.1.

                  5.8. EXCLUSIVE REMEDIES. Except for the right to pursue equitable remedies, the remedies provided in this Section 5 shall be deemed the sole and exclusive remedies of the parties with respect to the subject matters of the indemnification provisions of this Section 5.

6.       MISCELLANEOUS.

                  6.1. DISPUTE RESOLUTION. Except as otherwise set forth in the Ancillary Agreements, resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this Section 6.1. The parties hereto shall use all commercially reasonable efforts to settle all Disputes without resorting to mediation, arbitration, litigation or other third party dispute resolution mechanisms. If any Dispute remains unsettled, the parties hereby agree to mediate such Dispute using a mediator reasonably acceptable to all parties involved in such Dispute. If the Parties are unable to resolve such dispute through mediation, each Party will be free to commence proceedings for the resolution thereof. No Party shall be entitled to consequential, special, exemplary or punitive damages.

                  6.2. SURVIVAL. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and all Distribution Dates until the expiration of all applicable statutes of limitations.

                  6.3. COMPLETE AGREEMENT. Except as otherwise set forth in this Agreement, this Agreement and the exhibits hereto shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

                  6.4. AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

                  6.5. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

                  6.6. CONSENT TO EXCLUSIVE JURISDICTION. Any action, suit or proceeding arising out of any claim that the parties cannot settle through good faith negotiations shall be litigated exclusively in the state courts of Delaware. Each of the parties hereto hereby irrevocably and unconditionally (a) submits to the jurisdiction of the state courts of Delaware for any such action, suit or proceeding, (b) agrees not to commence any such action, suit or proceeding except in the state courts of Delaware, (c) waives, and agrees not to plead or to make, any objection to the venue of any such action, suit or proceeding in the state courts of Delaware, (d) waives, and agrees not to plead or to make, any claim that any such action, suit or proceeding brought in the state courts of Delaware has been brought in an improper or otherwise inconvenient forum, (e) waives, and agrees not to plead or to make, any claim that the state courts of Delaware lack personal jurisdiction over it, and (f) waives its right to remove any such action, suit or proceeding to the federal courts except when such courts are vested with sole and exclusive jurisdiction by statute. Cabot and CMC shall cooperate with each other in connection with any such action, suit or proceeding to obtain reliable assurances that confidential treatment will be accorded any information that either party shall reasonably deem to be confidential or proprietary. Each of the parties hereto irrevocably designates and appoints its respective Service Agent as its agent to receive service of process in any such action, suit or proceeding. Each of the parties hereto further covenants and agrees that, until the expiration of all applicable statutes of limitations relating to potential claims under this Agreement, each such party shall maintain a duly appointed agent for the service of summonses and other legal process in the State of Delaware, and shall promptly notify the other party hereto of any change in the name or address of its Service Agent and the name and address of any replacement for its Service Agent, if such agent is no longer the Service Agent named herein. Notwithstanding anything contained in this Section 6.6, all claims for indemnification under Section 5 shall be governed by the provisions thereof.

                  6.7. NOTICES. All Notices and other communications hereunder shall be in writing and shall be delivered in person, by telecopy, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  (a)      If to Cabot, to:

                           Cabot Corporation
                           75 State Street

                           Boston, Massachusetts 02109

                           Attention:            Chief Financial Officer
                           Telecopy No.:         (617) 342-6281

                           With a copy to:

                           Law Department
                           Cabot Corporation
                           75 State Street
                           Boston, Massachusetts  02109

                           Attention:            General Counsel
                           Telecopy No.:         (617) 342-6039
                  (b)      If to CMC, to:

                           Cabot Microelectronics Corporation
                           870 North Commons Drive
                           Aurora, Illinois 60504

                           Attention:            President
                           Telecopy No.:         (630) 375-5593

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery or when delivery is refused. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first Business Day at the place at which such notice or communication is received following the day on which such notice or communication was sent.

                  6.8. AMENDMENT AND MODIFICATION. This Agreement may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto.

                  6.9. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of either party with another Person, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

                  6.10. THIRD PARTY BENEFICIARIES. The Indemnitees and their respective successors shall be third party beneficiaries of the indemnification provisions of Section 6, as applicable, and shall be entitled to enforce those provisions and in connection with such enforcement shall be subject to Section 6.6, in each such case as fully and to the same extent as if they were parties to this Agreement. Except as provided in the previous sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as provided in the previous sentence) shall be deemed a third party beneficiary under or by reason of this Agreement.

                  6.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Agreement may be executed by facsimile signature.

                  6.12. WAIVER. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

                  6.13. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  6.14. REMEDIES. Each of Cabot and CMC shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each of Cabot and CMC acknowledges and agrees that under certain circumstances the breach by Cabot or any of its Affiliates or CMC or any of its Affiliates of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

                  6.15. PERFORMANCE. Each of the parties hereto shall use all commercially reasonable efforts to cause to be performed all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party.

                  6.16. REFERENCES; CONSTRUCTION. The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days or months shall be deemed references to calendar days or months. All references to "$" shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a "Section" or an "Exhibit" shall be deemed to refer to a section of this Agreement or an exhibit to this Agreement, as applicable. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words "without limitation." This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

                                       CABOT CORPORATION

                                       By:    /s/ Samuel W. Bodman
                                              --------------------
                                              Name:  Samuel W. Bodman
                                              Title: Chairman and
                                                     Chief Executive Officer

                                       CABOT MICROELECTRONICS CORPORATION

                                       By:    /s/ Matthew Neville
                                              --------------------
                                              Name:  Matthew Neville
                                              Title: President and
                                                     Chief Executive Officer

                                    EXHIBIT A

                      AGREEMENTS SUBJECT TO SECTION 4.2(e)

Cabot is a party to the following agreements, the covenants of which shall be subject to Section 4.2(e) of the IPO and Distribution Agreement:


1. Indenture, dated as of December 1, 1987, between Cabot Corporation and the First National Bank of Boston, Trustee.

2. First Supplemental Indenture dated as of June 17, 1992, to Indenture, dated as of December 1, 1987, between Cabot Corporation and the First National Bank of Boston, Trustee.

3. Second Supplemental Indenture, dated as of January 31, 1997, between Cabot Corporation and State Street Bank and Trust Company, Trustee.

4. Third Supplemental Indenture, dated as of November 20, 1998, between Cabot Corporation and State Street Bank and Trust Company, Trustee.

5. Credit Agreement, dated as of January 3, 1997, among Cabot Corporation, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent.

6. Note Purchase Agreement between John Hancock Mutual Life Insurance Company, State Street Bank and Trust Company, as trustee for the Cabot Corporation Employee Stock Ownership Plan, and Cabot Corporation., dated as of November 15, 1988.

7. Various confidentiality and secrecy agreements between Cabot Corporation and third parties with respect to which employees of CMC have knowledge as a result of their employment with Cabot Corporation.